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                                                                    Exhibit 23.1

                          INDEPENDENT AUDITOR'S CONSENT


         We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-82250 of Atrix Laboratories, Inc. on Form S-3 of our report dated March 11, 2002, appearing in the Annual Report on Form 10-K of Atrix Laboratories, Inc. for the year ended December 31, 2001 and to the reference to us under the heading "Experts" in the prospectus, which is part of this Registration Statement.




/s/ DELOITTE & TOUCHE LLP
DELOITTE & TOUCHE LLP
Denver, Colorado
May 16, 2002